Exhibit 5.1

June 5, 2015

Patrick Industries, Inc.
107 West Franklin, P.O. Box 638
Elkhart, Indiana 46515

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Patrick Industries, Inc., an Indiana corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Act of up to $200,000,000 in aggregate amount of (i) one or more series of its debt securities (“Debt Securities”), (ii) shares of the Company’s common stock (the “Common Stock”), (iii) shares of one or more classes of the Company’s preferred stock as may be designated from time to time by the Board of Directors of the Company (“Preferred Stock”), (iv) warrants to purchase debt securities, (v) warrants to purchase Common Stock or Preferred Stock, (vi) depositary shares, (vii) stock purchase contracts, (viii) stock purchase units, and (ix) units (collectively, the “Securities”). All of which Securities may be sold from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). In the event the Securities will be sold pursuant to an underwriting or purchase agreement, such agreement will be filed as an exhibit to the Registration Statement pursuant to a Current Report on Form 8-K.

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

We have also assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (the “Board”) consistent with the procedures and terms described in the Registration Statement (each, a “Board Action”) and in accordance with the Company’s Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws and applicable Indiana law, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Act, (iii) a Prospectus Supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (vii) the Securities as executed and delivered do not result in a default under or breach of any agreement or instrument binding upon the Company, and (viii) the legal capacity of all natural persons.

Patrick Industries, Inc.

June 5, 2015

To the extent that the obligations of the Company under a deposit agreement or the obligations of the Company under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement or the indenture, as the case may be, (ii) that such deposit agreement or indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary or trustee, as the case may be, enforceable in accordance with its respective terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, (iii) that such depositary or trustee, as the case may be, is in compliance, generally and with respect to acting as a depositary or trustee, respectively, under the applicable deposit agreement or the Indenture, with all applicable laws and regulations and (iv) that such depositary or trustee, as the case may be, has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement or the indenture, as the case may be.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.     With respect to the Common Stock included in the Securities, upon the authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

2.     With respect to the Preferred Stock, upon due authorization by Board Action of an issuance of a series of preferred stock, and upon issuance and delivery of the series of preferred stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of the series of preferred stock will be legally issued, fully paid and non-assessable.

3.     When the indenture governing the Debt Securities has been duly executed on behalf of the Company and the trustee thereunder (the “Trustee”), and when the Debt Securities have been (a) duly established by the indenture related to such Debt Securities or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

4.     When the warrants to purchase Debt Securities have been (i) duly authorized and established by applicable Board Action, and (ii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the warrants to purchase Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

5.     When the warrants to purchase Common Stock or Preferred Stock have been (i) duly authorized and established by applicable Board Action, and (ii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the warrants to purchase Common Stock or Preferred Stock will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

Patrick Industries, Inc.

June 5, 2015

6.     With respect to stock purchase contracts, when (i) the Board has taken the appropriate Board Action to approve and establish the terms of such stock purchase contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (ii) the stock purchase contracts have been duly executed and delivered in accordance with the applicable purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided for therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the stock purchase contracts will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

7.     With respect to stock purchase units, when (i) the Board has taken the appropriate Board Action to approve and establish the terms of the stock purchase units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (ii) the stock purchase units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the stock purchase units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

8.     With respect to Depositary Shares, when the Depositary Shares and the underlying Preferred Stock have been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate and applicable law, and when (a) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary, and (b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefore in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the depositary receipts and the deposit agreement relating to such Depositary Shares.

9.     With respect to the units, when (i) the Board has taken the appropriate Board Action to approve and establish the terms of the units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (ii) the units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

Patrick Industries, Inc.

June 5, 2015

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law, the State of Indiana and the laws of the State of New York.

We hereby consent to the references to our firm under the caption “Legal Matters” in the Registration Statement and any Prospectus Supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP

McDermott Will & Emery LLP